Exhibit 99.1

Investor Relations Contact

J. Michael Bruff

Senior Vice President, Investor Relations

+1 (650) 424-5163
investors@varian.com

Press Contact

Mark Plungy

Director, Public Relations

+1 (650) 424-5630
mark.plungy@varian.com

FOR IMMEDIATE RELEASE

Varian Notes Receipt of Competing Bid by Sirtex

PALO ALTO, Calif. — May 4, 2018 — Varian (NYSE: VAR) today commented on the press release of Sirtex Medical Limited (Sirtex) dated May 4, 2018 announcing that Sirtex had received an unsolicited non-binding, indicative and conditional proposal from CDH Investments, a China-based alternative asset manager, for the acquisition of all of the issued shares in Sirtex (CDH Proposal). The CDH Proposal is subject to a number of conditions following completion of satisfactory confirmatory due diligence, notably the approval of CDH’s Investment Committee and the Australian Foreign Investment Review Board.

In line with their fiduciary duties, the Sirtex board of directors has determined to engage with CDH Investments to further understand the conditions associated with the CDH Proposal. In light of these developments, Sirtex intends to seek an adjournment of the meeting of Sirtex stockholders to approve the Scheme Implementation Deed between Sirtex and Varian (Varian Scheme), which was scheduled to occur on Monday, May 7, 2018 (Sydney time) to a time and date to be determined.

Varian Notes Receipt of Competing Bid by Sirtex

In connection with this, Varian reiterates its belief that the Varian Scheme remains in the best interests of Sirtex and its stockholders.

“The Varian Scheme has been unanimously approved by both boards of directors, has fully committed financing and has received all necessary regulatory approvals. We believe the Varian Scheme offers more value and carries far less risk for Sirtex stockholders,” said Dow Wilson, President and Chief Executive Officer of Varian. “We stand ready to complete the acquisition following the receipt of Sirtex stockholders’ approval and the satisfaction of other closing conditions. We look forward to welcoming our new Sirtex colleagues to Varian.”

Varian also notes that the directors of Sirtex continue to believe that the Varian Scheme is in the best interests of Sirtex shareholders and continue to unanimously support and recommend the Varian Scheme.

About Varian
Varian is a leader in developing and delivering cancer care solutions, and is focused on creating a world without fear of cancer. Headquartered in Palo Alto, California, Varian employs approximately 6,500 people around the world. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

Varian Notes Receipt of Competing Bid by Sirtex

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company's future orders, revenues, or earnings growth or other financial results; and any statements using the terms "could," "believe," "expect," "promising," "outlook," "should," "will" or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include our ability to close and integrate the Sirtex business; our ability to achieve expected synergies from acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; demand for and delays in delivery of the company's products; the company's ability to develop, commercialize and deploy new products; the company's ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; the company's assessment of the goodwill associated with its particle therapy business, risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company's particle therapy business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company's reliance on sole or limited-source suppliers; the company's ability to maintain or increase margins; the impact of competitive products and pricing; the company's assessment of the goodwill associated with its particle therapy business; the potential loss of key distributors or key personnel; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

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